Exhibit 1.1

STEEL DYNAMICS, INC.

(an Indiana corporation)

and the Guarantors named herein

5.125% Convertible Senior Notes due 2014

PURCHASE AGREEMENT

Dated:  June 3, 2009

STEEL DYNAMICS, INC.
(an Indiana corporation)

PURCHASE AGREEMENT

June 3, 2009

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Goldman, Sachs & Co.

  as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park, 20th Floor

New York, New York 10036

Ladies and Gentlemen:

Steel Dynamics, Inc., an Indiana corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. (“Goldman Sachs”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Goldman Sachs are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the Guarantors (as defined below) and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company’s 5.125% Convertible Senior Notes due 2014 (the “Initial Notes”) and the related Guarantees (as defined below), and with respect to the grant by the Company and the Guarantors to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $37,500,000 principal amount of 5.125% Convertible Senior Notes due 2014 and the related Guarantees to cover overallotments, if any (the “Option Notes” and, together with the Initial Notes, the “Notes”).  The Securities (as defined below) are to be issued pursuant to an indenture dated as of June 9, 2009 (the “Indenture”) among the Company, the Guarantors, and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Securities are convertible into shares of common stock, par value $0.0025 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

The payment of principal, premium and interest on the Notes will be guaranteed on an unsecured senior basis, jointly and severally, by (i) the Guarantors named in Schedule F and (ii) any other subsidiary of the Company that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to the terms of the Indenture (each a, “Guarantee” and, collectively, the “Guarantees”).  The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities,” and the Option Notes and the Guarantees attached thereto are herein collectively referred to as the “Option Securities.”  The Initial Securities and the Option Securities are herein collectively referred to as the “Securities.”

Each of the Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The Company and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-159671), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company and the Guarantors will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company and the Guarantors.  Each of the Company and the Guarantors, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time any of the Company, any Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company and each Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and each Guarantor on a Rule 405 “automatic shelf registration statement”.  None of the Company or any Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, none of the Company or any Guarantor was or is an “ineligible issuer,” as defined in Rule 405

(ii)           Registration Statement, Prospectus and Disclosure at Time of Sale.  The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on June 2, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or any Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company and the Guarantors or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 P.M. (Eastern time) on June 9, 2009, or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or any Guarantor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(iii)          Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v)           Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(vi)          No Material Adverse Change in Business.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the General Disclosure Package and the Prospectus.

(vii)         Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”).

(viii)        Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and each Guarantor has the power and authority to enter into and perform its obligations under this Agreement; each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; each direct or indirect subsidiary of the Company and the percentage of capital stock and voting stock of each such subsidiary owned by the Company directly or indirectly, as applicable, is set forth on Schedule D hereto and all of the issued shares of capital stock of such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the General Disclosure Package and the Prospectus.

(ix)           Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)            Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(xi)           Authorization of the Indenture.  The Indenture has been duly authorized by each of the Company and the Guarantors and duly qualified under the 1939 Act and, when duly executed and delivered by the Company, the Guarantors and the Trustee, will constitute a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xii)          Authorization of the Notes.  The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xiii)         The Guarantees.  The Guarantee by each Guarantor pursuant to the terms of the Indenture has been duly authorized and is a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in-equity or at law).

(xiv)        Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xv)         Authorization and Description of Common Stock.  The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xvi)        Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect; the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by each of the Company and the Guarantors with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, contravene any provision of applicable law or the articles of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole (including, but not limited to, Amended and Restated Credit Agreement, dated as of June 19, 2007, as amended from time to time, among Steel Dynamics, Inc., as borrower, certain designated “Initial Lenders,” National City Bank, as Collateral Agent, National City Bank and Wells Fargo, National Association, as Co-Administrative Agents, Bank of America, N.A. and National City Bank, as Syndication Agents, National City Bank, as Paying Agent, Bank of America, N.A., General Electric Capital Corporation, Fifth Third Bank and BMO Capital Markets Financing, Inc., as Documentation Agents, and Banc of America Securities LLC and National City Bank, as Joint Lead Arrangers, and the lenders from time to time party thereto, (the “Credit Agreement”)), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

(xvii)       Absence of Labor Dispute.  No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the General Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any Material Adverse Effect.

(xviii)      Absence of Proceedings.  There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the General Disclosure Package and the Prospectus.

(xix)         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xx)          Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

(xxi)         Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Securities.

(xxii)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any Guarantor of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or the due execution, delivery or performance of the Indenture by the Company or any Guarantor, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(xxiii)       Possession of Licenses and Permits.  Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the General Disclosure Package and the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxiv)       Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the

Company and its subsidiaries: and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Disclosure Package and the Prospectus.

(xxv)        Investment Company Act.  None of the Company or any Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)       Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, result in any Material Adverse Effect.

(xxvii)      Periodic Review of Costs of Environmental Compliance.  In the ordinary course of business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(xxviii)     Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the

Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxix)       Compliance with the Sarbanes-Oxley Act.  The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(xxx)        Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and none of the Company or any Guarantor is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxvii)      Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxx)        No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the General Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(xxxi)       ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxii)      Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in the preliminary prospectus or the Prospectus which is not so disclosed.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(xxxiii)     Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws” and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv)     OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Guarantors agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantors, at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Guarantors hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $37,500,000 principal amount of Securities at the same price set forth in Schedule A for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below).  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates, which may be in temporary form, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e)           Appointment of Qualified Independent Underwriter.  The Company and the Guarantors hereby confirm their engagement of Goldman Sachs as, and Goldman Sachs hereby confirms its agreement with the Company and the Guarantors to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. with respect to the offering and sale of the Securities.  Goldman Sachs, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter”.

SECTION 3.           Covenants of the Company and the Guarantors.  Each of the Company and the Guarantors covenants with each Underwriter as follows:

(a)   Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  Each of the Company and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430B and the Company will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or any Guarantor becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company and the Guarantors will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus.  The Company and the Guarantors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)   Filing of Amendments and Exchange Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the

Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)   Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)   Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and each of the Company and the Guarantors hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)   Continued Compliance with Securities Laws.  The Company and the Guarantors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the each of the Company and the Guarantors will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the

Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Company and the Guarantors will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    Blue Sky Qualifications.  Each of the Company and the Guarantors will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g)   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)   Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)    Listing.  The Company will use its best efforts to effect and maintain the quotation of the Securities and the Common Stock issuable upon conversion thereof on the Nasdaq Global Select Market.

(j)    Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company and the Guarantors will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company or the Guarantors.

(k)   Restriction on Sale of Common Stock.  During a period of 90 days from the date of the Prospectus, the Company and the Guarantors will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)    Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          Issuer Free Writing Prospectuses.  Each of the Company and the Guarantors represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case my be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and the Guarantors represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.           Payment of Expenses.  (a)  Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and the certificates for the Common Stock issuable upon conversion thereof, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xi) any fees payable in connection with the rating of the Securities, if any, (xii) the fees and expenses incurred in connection with the inclusion of the Securities and the Common Stock issuable upon conversion thereof in the Nasdaq Global Select Market and (xiii) the fees and expenses of the Independent Underwriter.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)   Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)   Opinions of Counsel for Company and the Guarantors.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (1) Barrett & McNagny LLP, counsel for the Company and the Guarantors, the form of which is attached as Exhibit A-1, (2) Greenberg Traurig, LLP, in its capacity as Virginia counsel for certain Guarantors, the form of which is attached as Exhibit A-2, (3) Wyche, Burgess, Freeman & Parham, P.A., in its capacity as North Carolina and South Carolina counsel for certain Guarantors, the form of which is attached as Exhibit A-3 and (4) Greenberg Traurig, LLP, in its

capacity as New York counsel for the Company and the Guarantors, the form of which is attached as Exhibit A-4.

(c)   Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(d)   Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Change”), and the Representatives shall have received a certificate of the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company and of the Secretary of each Guarantor, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)    Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)   Maintenance of Rating.  Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other debt securities.

(h)   Approval of Listing.  At Closing Time, the Securities and the Common Stock issuable on conversion thereof shall have been approved for inclusion in the Nasdaq Global Select Market, subject only to official notice of issuance.

(i)             Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(j)             Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company and of the Secretary of each Guarantor confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of Counsel for Company and the Guarantors.  The favorable opinion of Barrett & McNagny LLP, counsel for the Company and the Guarantors, Greenberg Traurig, LLP, in its capacity as Virginia and New York counsel for the Company and certain Guarantors, and Wyche, Burgess, Freeman & Parham, P.A., in its capacity as North Carolina and South Carolina counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of Counsel for Underwriters.  The favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v)                                 No Downgrading.  Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company’s other securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company’s securities.

(k)          Use of Proceeds.  Immediately after the Closing Time, the Company shall use the net proceeds received by the Company from the sale of the Securities, together with the net proceeds received by the Company from the concurrent offering of Common Stock contemplated by the Purchase Agreement, dated as of the date hereof, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the underwriters named in Schedule A thereto (the “Concurrent Offering”), and up to $150.0 million of Revolving

Credit Advances (as defined in the Credit Agreement), to repay in full the Company’s Term A Facility (as defined in the Credit Agreement).

(l)             Repayment of Term A Facility.  Immediately prior to the funding of the purchase price for the Securities to be paid by the Underwriters pursuant to Section 2 hereof, the Company shall be prepared to apply the net proceeds to be received by the Company from sale of the Securities, together with the net proceeds to be received by the Company from the Concurrent Offering and up to $150.0 million of Revolving Credit Advances (as defined in the Credit Agreement), to repay in full the Company’s Term A Facility (as defined in the Credit Agreement) immediately after the Closing Time.

(m)       Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)         Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.                               Indemnification.

(a)                                  Indemnification of Underwriters.  (1) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433 under the 1933 Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show.

(2)  In addition to and without limitation of each of the Company’s and the Guarantors’ joint and several obligation to indemnify Goldman Sachs as an Underwriter, each of the Company and the Guarantors, jointly and severally, also agrees to indemnify and hold harmless the Independent Underwriter, its Affiliates and selling agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. in connection with the offering of the Securities.

(b)                                 Indemnification of Company, the Guarantors, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a “qualified independent underwriter” and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties.  Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                               Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the

Company and the Guarantors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that Goldman Sachs will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company and each Guarantor, each officer of the Company and each Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                               Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.

SECTION 9.                               Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company and the Guarantors to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Guarantors to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                         Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.                         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile (646) 855-3073, Attention: Syndicate Department, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile (646) 230-8730, Attention: ECM Legal and Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Andrew Schleider; and notices to the Company and the Guarantors shall be directed to it at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, Facsimile (260) 969-3587, Attention: Theresa Wagler, with a copy to Barrett & McNagny LLP, 215 East Berry Street, Fort Wayne, Indiana 46802, Facsimile: (260) 423-8920, Attention: Robert Walters.

SECTION 13.                         No Advisory or Fiduciary Relationship.  Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Guarantor, or any of their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Guarantors has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                         Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15.                         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantors and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors  and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.                         Trial by Jury.  Each of the Company and the Guarantors (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.                         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.                         TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.                         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.                         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

STEEL DYNAMICS, INC.
By:	/s/ Keith E. Busse
Name: Keith E. Busse
Title: Chairman and Chief Executive Officer

SDI INVESTMENT COMPANY

By	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: President

NEW MILLENNIUM BUILDING SYSTEMS, LLC

By: STEEL DYNAMICS, INC., its sole member

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

STEEL DYNAMICS SALES NORTH AMERICA, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

JOHN W. HANCOCK, JR., LLC

By: ROANOKE ELECTRIC STEEL CORPORATION, MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

NEW MILLENNIUM BUILDING SYSTEMS, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SOCAR OF OHIO, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

STEEL OF WEST VIRGINIA, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SWVA, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

MARSHALL STEEL, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

STEEL VENTURES, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SHREDDED PRODUCTS II, LLC

By: STEEL DYNAMICS, INC., MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

THE TECHS INDUSTRIES, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

ADMETCO, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

AUBURN INVESTMENT COMPANY, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

CAPITOL CITY METALS, LLC

By: OMNISOURCE INDIANAPOLIS, SOLE MEMBER

BY: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

GLOBAL SHREDDING TECHNOLOGIES, LTD., LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

INDUSTRIAL SCRAP CORPORATION

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

INDUSTRIAL SCRAP, LLC

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

JACKSON IRON & METAL COMPANY, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

LUCKY STRIKE METALS, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

MICHIGAN PROPERTIES ECORSE, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE BAY CITY, LLC

By: JACKSON IRON & METAL COMPANY, INC., SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

OMNISOURCE ATHENS DIVISION, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE CORPORATION

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE INDIANAPOLIS, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE MEXICO, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE TRANSPORT, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE, LLC

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

RECOVERY TECHNOLOGIES, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SCIENTIFIC RECYCLING GROUP, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SUPERIOR ALUMINUM ALLOYS, LLC

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE SOUTHEAST, LLC

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

COHEN & GREEN SALVAGE CO., INC.

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

LUMBERTON RECYCLING COMPANY, INC.

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

RAEFORD SALVAGE COMPANY, INC.

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

CAROLINAS RECYCLING GROUP, LLC

BY: OMNISOURCE SOUTHEAST, LLC, MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

ATLANTIC SCRAP AND PROCESSING-WILMINGTON, LLC

BY: OMNISOURCE SOUTHEAST, LLC, MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Frank A. Maturo
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Steel Dynamics, Inc.

Convertible Notes

Underwriting Agreement

SCHEDULE A

Name of Underwriter	Principal Amount of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000
Goldman, Sachs & Co.	50,000,000
Morgan Stanley & Co. Incorporated	37,500,000
J.P. Morgan Securities Inc.	25,000,000
ABN AMRO Incorporated	20,000,000
PNC Capital Markets LLC	5,000,000

Total	$250,000,000

The price per $1,000 principal amount of Securities that the Underwriters will pay for the Securities is $970.00.

A-1

SCHEDULE B

Steel Dynamics, Inc.

Concurrent Offerings of

27,000,000 Shares of Common Stock, par value $0.0025 per share

(the “Common Stock Offering”)

and

$250,000,000 aggregate principal amount of 5.125% Convertible Senior Notes due 2014
(the “Convertible Senior Notes Offering”)

The information in this pricing term sheet relates only to the concurrent Common Stock Offering and Convertible Senior Notes Offering and should be read together with (i) the preliminary prospectus dated June 2, 2009 relating to the Common Stock Offering, including the documents incorporated by reference therein and (ii) the preliminary prospectus dated June 2, 2009 relating to the Convertible Senior Notes Offering, including the documents incorporated by reference therein, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-159671.

Issuer:	Steel Dynamics, Inc., an Indiana corporation.

Ticker / Exchange for Common Stock:	STLD / NASDAQ Global Select Market (“NASDAQ”)

Use of Proceeds:

The net proceeds of the Common Stock Offering and the Convertible Senior Notes Offering will be used to repay the term loan portion of our senior secured credit facility in full and for general corporate purposes.

Common Stock Offering

Title of Securities:	Common stock, par value $0.0025 per share, of the Issuer (the “Common Stock”)

Shares Offered:	27,000,000 shares (or a total of 31,050,000 shares if the underwriters exercise in full their option to purchase up to 4,050,000 additional shares of the Common Stock)

Last Reported Sale Price of Common Stock on the NASDAQ
on June 3, 2009:	$14.03 per share

	Per Share	Without Option	With Option
Public Offering Price	$13.5000	$364,500,000	$419,175,000
Underwriting Discount	$0.6075	$16,402,500	$18,862,875
Proceeds, Before Expenses, to the Issuer	$12.8925	$348,097,500	$400,312,125

Trade Date:	June 3, 2009

Settlement Date:	June 9, 2009

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

Co-Managers:	BMO Capital Markets LLC, PNC Capital Markets LLC and Wachovia Capital Markets, LLC

Convertible Senior Notes Offering

Notes:	5.125% Convertible Senior Notes due 2014 (the “Notes”)

Aggregate Principal Amount Offered:	$250,000,000 aggregate principal amount of Notes (excluding the underwriters’ option to purchase up to $37,500,000 of additional aggregate principal amount of Notes to cover over-allotments, if any)

Maturity:	The Notes will mature on June 15, 2014, subject to earlier repurchase or conversion.

Annual Interest Rate:	5.125% per annum

Interest Payment and Record Dates:

Interest will accrue from June 9, 2009, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2009, to the person in whose name a Note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date.

	Per Note	Without Option	With Option
Public Offering Price	100.00%	$250,000,000	$287,500,000
Underwriting Discount	3.00%	$7,500,000	$8,625,000
Proceeds, Before Expenses, to the Issuer	97.00%	$242,500,000	$278,875,000

Trade Date:	June 3, 2009

Settlement Date:	June 9, 2009

Last Reported Sale Price of Common Stock on NASDAQ on
June 3, 2009:	$14.03 per share

Reference Price:	$13.50, the public offering price in the concurrent Common Stock Offering

Conversion Premium:	30% above the Reference Price

Initial Conversion Price:	$17.55 per share of Common Stock

Initial Conversion Rate:	56.9801 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment

Dividend Threshold Amount:

If we pay any cash dividends or distributions to all or substantially all holders of our Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.075 per share, the conversion rate will be adjusted.

Provisional Call Date:

On or after June 20, 2012, if the last reported sale price of our Common Stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the trading day prior to the date we provide the notice of redemption to holders exceeds 130% of the applicable Conversion Price in effect on each such trading day, we may redeem for cash all or part of the Notes at a price equal to

100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the redemption date.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

Co-Managers:	ABN AMRO Incorporated and PNC Capital Markets LLC

Adjustment to Shares Delivered Upon Conversion Upon a
Make-whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$13.50	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$70.00
June 9, 2009	17.0940	13.5499	9.5775	7.0867	4.3210	3.0081	1.8421	1.3332	1.0315	0.8262
June 15, 2010	17.0940	13.3112	8.9163	6.2263	3.4147	2.2233	1.3183	0.9649	0.7585	0.6165
June 15, 2011	17.0940	12.9105	7.8854	4.8800	2.0297	1.1119	0.6240	0.4588	0.3563	0.2840
June 15, 2012	17.0940	12.6500	6.8366	2.9941	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2013	17.0940	11.4308	5.6208	2.2719	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2014	17.0940	9.6866	0.1628	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $70.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•                  If the stock price is less than $13.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 74.0740 per $1,000 principal amount of Notes, subject to adjustments in the same manner, and at the same time, as the conversion rate as set forth under “Description of Notes—Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change” in the preliminary prospectus dated June 2, 2009.

CUSIP Number:	858119 AP5

ISIN Number:	US858119AP59

The Issuer has filed a registration statement (including a preliminary prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080, (866) 500-5408 or Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004, (866) 471-2526.

This communication should be read in conjunction with the preliminary prospectus dated June 2, 2009. The information in this communication supersedes the information in the preliminary prospectus to the extent it is inconsistent with the information in such preliminary prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C

Free Writing Prospectus dated June 3, 2009, relating to the offer and sale of the Securities.

C-1

SCHEDULE D

DIRECT AND INDIRECT SUBSIDIARIES

Name	Percent of capital stock/equity units owned by Steel Dynamics, Inc.	Percent of voting stock/voting units owned by Steel Dynamics, Inc.
SDI Investment Company	100%	100%
New Millennium Building Systems, LLC	100%	100%
Paragon Steel Enterprises, LLC	50%	50%
Ferrous Resources, LLC	100%	100%
STLD Holdings, Inc.	100%	100%
Steel Dynamics Sales North America, Inc.	100%	100%
Roanoke Electrical Steel Corporation	100%	100%
Indiana Nugget, LLC	100%	100%
Dynamic Composites, LLC	84%	84%
Shredded Products II, LLC	100%	100%
John W. Hancock, Jr., LLC	100%	100%
New Millennium Building Systems, Inc.	100%	100%
Socar of Ohio, Inc.	100%	100%
Steel of West Virginia, Inc.	100%	100%
SWVA, Inc.	100%	100%
Marshall Steel, Inc.	100%	100%
Steel Ventures, Inc.	100%	100%
Dynamic Aviation, LLC	100%	100%
The Techs Industries, Inc.	100%	100%
Mesabi Nugget Delaware, LLC	81%	81%
OmniSource Corporation	100%	100%
Admetco, Inc.	100%	100%
Auburn Investment Company, LLC	100%	100%
Capitol City Metals, LLC	100%	100%
Global Shredding Technologies, Ltd., LLC	100%	100%
Industrial Scrap Corporation	100%	100%
Industrial Scrap, LLC	100%	100%
Jackson Iron & Metal Company, Inc.	100%	100%
Lucky Strike Metals, LLC	100%	100%
Michigan Properties Ecorse, LLC	100%	100%
OmniSource Athens Division, LLC	100%	100%
OmniSource Bay City, LLC	100%	100%
OmniSource Indianapolis, LLC	100%	100%
OmniSource, LLC	100%	100%
OmniSource Mexico, LLC	100%	100%
OmniSource Transport, LLC	100%	100%
Recovery Technologies, LLC	100%	100%
Scientific Recycling Group, LLC	100%	100%
Speedbird Aviation, LLC	100%	100%

D-1

Name	Percent of capital stock/equity units owned by Steel Dynamics, Inc.	Percent of voting stock/voting units owned by Steel Dynamics, Inc.
Superior Aluminum Alloys, LLC	100%	100%
Cumberland Recycling Group, LLC	50%	50%
OmniSource/Mervis, LLC	50%	50%
Industrial Scrap Consulting, LLC	50%	50%
Mississippi Scrap Recycling, LLC	49%	49%
Dynamic Abrasives, LLC	18%	18%
Carolinas Recycling Group, LLC	100%	100%
Indiana Melting & Manufacturing, LLC	18%	18%
Mesabi Mining, LLC	100%	100%

Atlantic Scrap and Processing — Wilmington, LLC	100%	100%
Cohen & Green Salvage Company, Inc.	100%	100%
Lumberton Recycling Company, Inc.	100%	100%
Raeford Salvage Company, Inc.	100%	100%
OmniSource Southeast, LLC	100%	100%
Protrade Steel Company, Ltd	13.2%	13.2%
Second Pass LLC	50%	50%
SDI Sub, LLC	100%	100%
OmniSource Scrap Metals Management of Mexico, S.de.R.L. deC.V.	100%	100%
Resource Ventures, LLC	90%	90%
Dynamic Holdings, LLC	100%	100%
OmniSource Holdings, LLC	100%	100%

D-2

SCHEDULE E

Keith E. Busse

Mark D. Millett

Richard P. Teets, Jr.

John C. Bates

Frank D. Byrne, M.D.

Paul B. Edgerley

Richard J. Freeland

Dr. Jürgen Kolb

James C. Marcuccilli

Joseph D. Ruffolo

Gary E. Heasley

Theresa E. Wagler

E-1

SCHEDULE F

NAME	JURISDICTION
OMNISOURCE SOUTHEAST, LLC	Delaware
SDI INVESTMENT COMPANY	Delaware
STEEL DYNAMICS SALES NORTH AMERICA, INC.	Indiana
NEW MILLENNIUM BUILDING SYSTEMS, LLC	Indiana
ROANOKE ELECTRIC STEEL CORPORATION	Indiana
ATLANTIC SCRAP AND PROCESSING WILMINGTON, LLC	North Carolina
COHEN & GREEN SALVAGE CO., INC.	North Carolina
LUMBERTON RECYCLING COMPANY, INC.	North Carolina
RAEFORD SALVAGE COMPANY, INC.	North Carolina
NEW MILLENNIUM BUILDING SYSTEMS, INC.	South Carolina
CAROLINAS RECYCLING GROUP, LLC	South Carolina
SOCAR OF OHIO, INC.	Ohio
SHREDDED PRODUCTS II, LLC	Indiana
JOHN W. HANCOCK, JR., LLC	Virginia
STEEL OF WEST VIRGINIA, INC.	Delaware
STEEL VENTURES, INC.	Delaware
SWVA, INC.	Delaware
MARSHALL STEEL, INC.	Delaware
THE TECHS INDUSTRIES, INC.	Delaware
OMNISOURCE CORPORATION	Indiana
ADMETCO, INC.	Indiana
AUBURN INVESTMENT COMPANY, LLC	Indiana
CAPITOL CITY METALS, LLC	Indiana
GLOBAL SHREDDING TECHNOLOGIES, LTD., LLC	Indiana
INDUSTRIAL SCRAP CORPORATION	Indiana
INDUSTRIAL SCRAP, LLC	Indiana
JACKSON IRON & METAL COMPANY, INC.	Michigan
LUCKY STRIKE METALS, LLC	Indiana
MICHIGAN PROPERTIES ECORSE, LLC	Indiana
OMNISOURCE ATHENS DIVISION, LLC	Indiana
OMNISOURCE BAY CITY, LLC	Indiana
OMNISOURCE INDIANAPOLIS, LLC	Indiana

F-1

OMNISOURCE, LLC	Indiana
OMNISOURCE MEXICO, LLC	Indiana
OMNISOURCE TRANSPORT, LLC	Indiana
RECOVERY TECHNOLOGIES, LLC	Indiana
SCIENTIFIC RECYCLING GROUP, LLC	Indiana
SUPERIOR ALUMINUM ALLOYS, LLC	Indiana

F-2

Exhibit B

June 2, 2009

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated,

GOLDMAN, SACHS & CO.

as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

Re:          Proposed Public Offering by Steel Dynamics, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Steel Dynamics, Inc., an Indiana corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman, Sachs & Co. (together with Merrill Lynch, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of $250,000,000 aggregate principal amount of the Company’s 5.125% Convertible Senior Notes due 2014 (the “Securities”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock, par value $0.0025 per share (the “Common Stock”), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

B-1

(2)           prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

B-2